Exhibit 10.4
PREMIUM LETTER
September 18, 2006
AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900
Fort Worth, TX 76102
AmeriCredit Automobile Receivables Trust 2006-B-G
c/o Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, DE 19890
Wells Fargo Bank, National Association
     as Trustee
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
$1,200,000,000
AmeriCredit Automobile Receivables Trust 2006-B-G
Asset Backed Notes
Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes
Ladies and Gentlemen:
     This letter (this “Premium Letter”) will confirm the agreement of AmeriCredit Financial Services, Inc. (the “Originator”), AmeriCredit Automobile Receivables Trust 2006-B-G (the “Issuer”), Wells Fargo Bank, National Association (the “Trustee”) and Financial Guaranty Insurance Company (“FGIC”) that the following nonrefundable payments and other obligations are to be made and undertaken in connection with, and subject to, the closing of the above-described transaction and in consideration of the issuance by FGIC of its Financial Guaranty Insurance Policy (the “Note Policy”) in respect thereof. The Premium paid to FGIC shall be nonrefundable for any reason whatsoever, including the lack of any payment under the Note Policy or any other circumstances relating to the Notes or provision being made for payments of the Notes prior to maturity.
     This Premium Letter is the Premium Letter referred to in the Insurance Agreement dated as of September 18, 2006 (the “Insurance Agreement”) by and among FGIC, as Insurer, AmeriCredit Financial Services, Inc., AFS SenSub Corp., as Seller, the Issuer and the Trustee. The obligations of the Issuer hereunder constitute an obligation of the Issuer under the Insurance Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Insurance Agreement or the Sale and Servicing Agreement dated as of September 18, 2006 (the “Sale and Servicing Agreement”) by and among the Issuer, the Seller, the Servicer and the Trustee, as Backup Servicer and Trust Collateral Agent, as the same may be amended and supplemented from time to time in accordance with the terms thereof.
     1. Fees. On the Closing Date, the Originator or the Issuer shall pay (a) the legal fees and expenses of Kutak Rock LLP for this transaction in the amount billed by Kutak Rock LLP, (b) the fees and expenses of The Acuiti Group for this transaction in an amount equal to $14,549.80 and (c) the fees and expenses of FGIC’s accountants for this transaction in an amount equal to $6,000. The amount set forth in clause (c) above shall be wired to FGIC’s account set forth in Section 3 below. The amount set forth in clause (a) above shall be wired to the account designated in writing by Kutak Rock LLP. The amount set forth in clause (b) above shall be wired to the account designated in writing by The Acuiti Group.
     2. Premium. The Issuer shall pay to FGIC on each Distribution Date, pursuant to Section 5.7 of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable,
     (a) on the Distribution Date in October 2006, the product of (x) the Premium Rate times (y) the number of days from and including the Closing Date to but excluding the initial Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (z) the outstanding principal balance of the Notes as of the Closing Date, which equals $66,667.67.
     (b) commencing on the Distribution Date in November 2006 and on each Distribution Date thereafter, an amount equal to the product of (x) the Premium Rate and (y) the outstanding principal balance of the Notes with respect to such date (prior to giving effect to any distributions on such date), which amounts shall constitute the “Premium” referred to in Section 3.02 of the Insurance Agreement.
The “Premium Rate” is 20 basis points per annum; provided, however, if an Insurance Agreement Event of Default has occurred, then the Premium Rate shall be 40 basis points. The amount of Premium due on each Distribution Date shall be rounded to the nearest dollar and wired to the FGIC account set forth below.
     3. Unless another account is designated to you in writing by FGIC, federal funds wire transfers to FGIC should be made with the following details specifically stated on the wire instructions:
FGIC wiring instructions:
Account Name: Financial Guaranty Insurance Company
JPMorgan Chase Bank, N.A.
Routing/Transit No. 021000021
For Credit to Financial Guaranty Insurance Company
Branch and Account No. 904951812
REF: AmeriCredit 2006-B-G
FGIC Policy Number: 06030109
     4. The Trustee hereby acknowledges its obligation to pay the amounts set forth above from moneys of the Issuer pursuant to the terms of the Sale and Servicing Agreement and the Indenture to the extent the Issuer has such funds available for this purpose as set forth in the Sale and Servicing Agreement and the Indenture.
     5. It is expressly understood and agreed by and among the parties hereto (i) that this Premium Letter is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Amended and Restated Trust Agreement dated as of September 18, 2006 (the “Trust Agreement”) between Wilmington Trust Company, as Owner Trustee, and AFS SenSub Corp., as Seller, in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer or the Owner Trustee are not personal representations, undertakings and agreements of Wilmington Trust Company, but are binding only on the Issuer, (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individual or personally, to perform any covenant of the Owner Trustee or the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expense of the Owner Trustee or the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee or the Issuer under this Premium Letter.
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Sincerely,

FINANCIAL GUARANTY INSURANCE COMPANY

By	/s/ Matthew Fanelli

Vice President
ACKNOWLEDGED AND AGREED
AMERICREDIT FINANCIAL SERVICES, INC.

By	/s/ Sheli D. Fitzgerald

Name Sheli D. Fitzgerald
Title Vice President, Structured Finance
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-B-G

By	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By	/s/ Patricia A. Evans

Name Patricia A. Evans
Title Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION,
 not in its individual capacity but solely in its capacity
 as Trustee

By	/s/ Marianna C. Stershic

Name Marianna C. Stershic
Title Vice President